                                                                 Exhibit 10.5

                                     FORM OF
                              EMPLOYMENT AGREEMENT


            THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective as of the close of the initial public offering of the shares of Class A Common Stock of BlackRock, Inc. ("BlackRock"), between ________ ("Executive"), PNC Bank Corp. ("PNC"), a Pennsylvania corporation, and BlackRock, a Delaware corporation.

            WHEREAS, the Executive, BlackRock and PNC are parties to an Employment Agreement (the "Prior Agreement") dated December 31, 1997;

            WHEREAS, the business of BlackRock involves the provision of investment management and advisory services to individuals, institutions, corporations, fiduciaries and other domestic and international customers, and that business depends in part upon BlackRock's processes, techniques, formulae, know-how, specifications and other data and upon its ability to establish its position in the market for its new products and other developments before other companies are able to enter that market;

            WHEREAS, the Executive's services are unique, extraordinary and essential to the business of BlackRock and BlackRock wishes to induce the Executive to remain in the employ of BlackRock or an affiliate thereof; and

            WHEREAS, in connection with the initial public offering of shares of Class A Common Stock of BlackRock, BlackRock and the Executive wish to enter into this Agreement, which shall replace and supersede the Prior Agreement;

            WHEREAS, the foregoing recitals are hereby incorporated by reference into this Agreement;

            NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

      1.    Definitions.

            (a) "Acquisition Agreement" shall mean the Acquisition Agreement
                 ---------------------
dated as of February 28, 1995, by and between BlackRock Financial Management L.P., BFM Advisory L.P., BFM Management Partners L.P., Blackstone Group Holdings L.P., Blackstone Financial Holdings L.P. and PNC Bank, National Association.

            (b) "Cause" shall mean the occurrence or existence of any of the
                 -----
following with respect to the Executive: (i) a material breach by the Executive of any written policies of BlackRock or an affiliate thereof required by law or established to maintain compliance with applicable law; (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct by the Executive against BlackRock or an affiliate thereof or any client of BlackRock or an affiliate thereof; or (iii) conviction (including a plea of nolo contendere) of
                                                            ---- ----------
the Executive for the commission of a felony that could, in BlackRock's reasonable judgment, impair the Executive's ability to perform his duties hereunder or adversely affect BlackRock's or any of its affiliates' businesses or reputation; or (iv) entry of any order against the Executive by any governmental body having regulatory authority with respect to BlackRock's business, which order relates to or arises out of the Executive's employment relationship with BlackRock. A determination of Cause may be made only by BlackRock's CEO and a majority of the members of the BlackRock Management Committee (excluding the Executive, if applicable).

            (c) "Change of Control of BlackRock" shall be deemed to occur if (i)
                 ------------------------------
due to a transfer of Voting Stock, a person other than PNC or its Affiliates holds a majority of the voting power of the Voting Stock; the voting power of the Voting Stock of or (ii) whether by virtue of an actual or threatened proxy contest (including a consent solicitation) or any merger, reorganization, consolidation or similar transaction, Persons who are directors of BlackRock immediately prior to such proxy contest or the execution of the agreement pursuant to which such transaction is consummated (other than a director whose initial assumption of office was in connection with a prior actual or threatened proxy contest) cease to constitute a majority of the Board of Directors of BlackRock or any successor entity immediately following such proxy contest or the consummation of such transaction.

            (d) "Change of Control of PNC" shall be deemed to occur if, whether
                 ------------------------
by virtue of an actual or threatened proxy contest (including a consent solicitation) or any merger, reorganization, consolidation or similar transaction Persons who are directors of PNC immediately prior to such proxy contest or the execution of the agreement pursuant to which such transaction is consummated (other than a director whose initial assumption of office was in connection with a prior actual or threatened proxy contest) cease to constitute a majority of the Board of Directors of PNC or any successor entity immediately following such proxy contest or the consummation of such transaction.

            (e) "Class A Common Stock" shall mean the shares of Class A Common
                 --------------------
Stock, par value $0.01 per share, of BlackRock.


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            (f) "Class B Common Stock" shall mean the shares of Class B Common
                 --------------------
Stock, par value $0.01 per share, of BlackRock.

            (g) "Compensation" shall mean the aggregate base salary and annual
                 ------------
bonus paid to or earned by the Executive in respect of the fiscal year ending immediately prior to the year in which the termination of the Executive's employment occurred.

            (h) "Competitive Activity" shall mean any participation in,
                 --------------------
employment by, ownership of any equity interest exceeding 1% in, or promotion or organization of, any person, partnership, corporation, firm, association or other business organization, entity or enterprise that is engaged in a business that is substantially similar to some or all of the businesses of BlackRock as of the date of termination of the Executive's employment with BlackRock or an affiliate thereof, whether the Executive is acting as agent, consultant, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein.

            (i) "Deficient Opportunity" shall exist if, during the Term, (i) the
                 ---------------------
Executive does not have duties, authority and reporting responsibilities in BlackRock or an affiliate thereof which are substantially equivalent to or greater than those at BlackRock or an affiliate thereof as of the commencement of the Term, unless otherwise mutually agreed upon, or (ii) the Executive's principal work location has been relocated to any place other than the New York City metropolitan area, unless otherwise mutually agreed upon, or (iii) following a Change of Control of BlackRock or a Change of Control of PNC and by or at the direction of the entity effecting such Change of Control and without the consent of the individual who is chief executive officer of BlackRock as of the date hereof, the sum of (1) the aggregate annual salary and bonus paid to or earned by the Executive with respect to the fiscal year in which such Change of Control occurs or with respect to either of the two succeeding fiscal years and
(2) the value of other incentive awards granted to the Executive in the applicable fiscal year (such sum, the "Compensation Amount"), is less than the sum of (x) the average annual salary and bonus paid to or earned by the Executive with respect to the two fiscal years immediately preceding the year in which such Change of Control occurs and (y) the average value of other incentive awards granted to the Executive in the two fiscal years immediately preceding the year in which such Change of Control occurs (such sum, the "Average Historical Compensation"); provided, however, that the failure of the
                           --------  -------
Executive's Compensation Amount to equal or exceed the Executive's Average Historical Compensation shall not constitute a Deficient Opportunity if such failure is solely due to adverse financial performance of BlackRock during the applicable fiscal year.


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

            (j) "Disability" shall mean the Executive's physical or mental
                 ----------
incapacity constituting disability in accordance with BlackRock's long-term disability policy which in any event does or is reasonably expected to continue for at least 6 months.

            (k) "Fiscal Year" shall mean the twelve-month period ending on
                 -----------
December 31 of each year or such other date as may be determined by BlackRock's Board of Directors.

            (l) "Good Reason" shall mean failure of the Executive to
                 -----------
substantially perform any material assigned duties (other than by reason of death, Disability or Deficient Opportunity). A determination of Good Reason may be made only by BlackRock's chief executive officer (the "CEO") and a majority of the members of the BlackRock Management Committee (excluding the Executive, if applicable).

            (m) "Management Committee" shall mean that committee consisting of
                 --------------------
BlackRock's CEO, President and not less than five Managing Directors designated from time to time by BlackRock's CEO and President to serve on such committee.

            (n) "1940 Act" shall mean the Investment Company Act of 1940, as
                 --------
amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

            (o) "Person" shall mean any individual, partnership, limited
                 ------
partnership, corporation, trust, estate, association, limited liability company, private foundation or other entity.

            (p) "Shareholders Agreement" shall mean the Amended and Restated
                 ----------------------
Shareholders Agreement by and among BlackRock, PNC Asset Management, Inc., and Certain Employees of BlackRock and its Affiliates.

            (q) "Voting Stock" shall mean the then outstanding shares of capital
                 ------------
stock of BlackRock entitled to vote generally on the election of directors and shall exclude any class or series of capital stock of BlackRock only entitled to vote in the event of dividend arrearages or any default under any provision of such series thereon whether or not at the time of determination there are any such dividend arrearages or defaults.

      2.    Termination of Prior Agreement; Term of Agreement.
            --------------------------------------------------

            (a) Termination of Prior Agreement. Effective as of the date hereof,
                ------------------------------
the Prior Agreement shall terminate without any consideration paid thereunder, and from and after the date hereof, the Prior Agreement shall be void and of no force and effect.

            (b) Effective Date and Term. The Executive's employment period under
                -----------------------
this Agreement shall commence as of the date hereof and shall continue in effect through December 31, 2002, unless earlier terminated in accordance with the terms of this Agreement (such period of employment, the "Term").

      3.    Employment. BlackRock agrees to employ or cause an affiliate to
            ----------
employ the Executive, and the Executive agrees to be employed by BlackRock or such affiliate, during the Term on the terms and conditions set forth herein. Except as otherwise provided herein, the Executive's employment shall be subject to the employment policies of BlackRock in effect from time to time.

      4.    Position and Duties. During the Term, except as may otherwise be
            -------------------
mutually agreed upon by BlackRock and the Executive, the Executive shall serve BlackRock or an affiliate thereof in a position with duties, authority and reporting responsibilities substantially equivalent to those that the Executive has at BlackRock as of the date hereof. The Executive shall devote substantially all of his or her working time and efforts to the business and affairs of BlackRock and its affiliates.

      5.    Compensation and Related Matters. During the Term, the Executive
            --------------------------------
shall be paid a base salary of not less than $________ per year, and an annual bonus in an amount determined in the sole discretion of BlackRock. During the Term, the Executive shall also be eligible to participate in certain employee benefit plans offered by BlackRock. All amounts payable to the Executive pursuant to this Agreement shall be paid subject to such reporting and withholding requirements, if any, as may be imposed by applicable law and BlackRock policy.

      6.    Termination of Employment.
            -------------------------

            (a) Termination Upon Death or Disability. Notwithstanding anything
                ------------------------------------
to the contrary herein, this Agreement shall terminate upon the death or Disability of the Executive.

            (b) Termination by Reason of a Deficient Opportunity. In the event
                ------------------------------------------------
of a Deficient Opportunity, the Executive may terminate his or her employment hereunder upon 60 days' notice (or, in the event of a Deficient Opportunity that occurs following a Change in Control of BlackRock or a Change in Control of PNC, 180 days' notice) from the Executive to BlackRock or such shorter notice period as may be mutually agreed upon by the Executive and BlackRock (provided that any such notice is given within 30 days after the occurrence of such Deficient Opportunity).

            (c) Other Termination. The Executive's employment by BlackRock or an
                -----------------
affiliate thereof may be terminated (i) by the Board of Directors of BlackRock or (ii) by the Executive (other than by reason of a Deficient Opportunity) upon 60 days' notice to BlackRock or, in each case, upon such shorter notice period as may be mutually agreed upon by the Executive and the Board of Directors of BlackRock. A termination of the Executive's employment by the Board of Directors of BlackRock pursuant to clause (i) of this Section 6(c) shall be deemed to have been made without Cause or Good Reason, unless such termination is determined to have been made for Cause or Good Reason in accordance with Section 10(b) hereof.

      7.    Effect of Termination of Employment.
            -----------------------------------

            (a) Certain Terminations. Upon a termination of the Executive's
                --------------------
employment that occurs following a Change in Control of BlackRock or a Change in Control of PNC and during the Term (i) by BlackRock without Cause or Good Reason or (ii) by the Executive by reason of a Deficient Opportunity, the Company shall pay to the Executive, as soon as practicable following such termination of employment, a lump sum cash payment equal to two times the Executive's Compensation. Severance payments payable hereunder shall be in lieu of, and not in addition to, cash severance payments payable under any other severance plan, policy or program of BlackRock or PNC.

            (b) Other Terminations. In the event of a termination (i) by the
                ------------------
Executive other than by reason of a Deficient Opportunity or (ii) by BlackRock for Cause or Good Reason, the restricted shares of Class B Common Stock then held by the Executive shall be offered for sale to BlackRock and BlackRock shall purchase such shares, in accordance with Article 5 of the Shareholders Agreement.

      8.    Executive's Covenants and Acknowledgments. In order to induce
            -----------------------------------------
BlackRock to enter into this Agreement, Executive hereby covenants and acknowledges to BlackRock as follows:

            (a) Non-Competition. During the Term and for a period of nine months
                ---------------
thereafter (the "Non-Compete Term"), unless the Executive's employment with BlackRock or an affiliate thereof shall have been terminated (i) by BlackRock without

Cause or Good Reason (determined pursuant to Section 10(b) hereof), (ii) by reason of the Executive's death or Disability or (iii) by the Executive by reason of a Deficient Opportunity, the Executive shall not, without the prior written consent of BlackRock, engage in any Competitive Activity anywhere in the world. The parties hereto have further expressed their intention with respect to the determination of Competitive Activity in Exhibit A, attached hereto. Notwithstanding anything to the contrary contained in this Agreement (other than pursuant to Section 10(a) hereof), the Non-Compete Term shall not extend beyond December 31, 2002.

            (b) Non-Solicitation. During the Term and for one year thereafter
                ----------------
(the "Non-Solicitation Term"), Executive shall not directly or indirectly, either for his or her own benefit or purpose or for the benefit or purpose of any other Person, solicit, call on, actively interfere with BlackRock's or any affiliates' relationship with, or attempt to divert or entice away, any Person who the Executive should reasonably know: (i) is an investment management or advisory client of BlackRock or an affiliate thereof as of the date of termination of the Executive's employment with BlackRock or an affiliate thereof, or (ii) was an investment management or advisory client of BlackRock or an affiliate thereof at any time during the twelve months preceding such date, or (iii) was, as of such date, considering retention of BlackRock or an affiliate thereof to provide investment management or advisory services. Notwithstanding anything to the contrary contained in this Agreement (other than pursuant to Section 10(a) hereof), the Non-Solicitation Term shall not extend beyond December 31, 2003.

            (c) No-Hire. During the Term and for one year thereafter (the
                -------
"No-Hire Term"), Executive shall not directly or indirectly, either for his or her own benefit or purpose or for the benefit or purpose of any other Person, employ or offer to employ, call on, actively interfere with BlackRock's or any affiliates' relationship with, or attempt to divert or entice away, any employee of BlackRock or an affiliate thereof. Notwithstanding anything to the contrary contained in this Agreement (other than pursuant to Section 10(a) hereof), the No-Hire Term shall not extend beyond December 31, 2003.

            (d) Non-Disclosure. During the Term and at all times thereafter,
                --------------
Executive shall not, without the prior written consent of BlackRock, disclose or use in any way, except as required in the course of such Executive's employment with BlackRock or an affiliate thereof, any confidential business or technical information or trade secret acquired in the course of such employment, whether or not conceived of or prepared by him, which is related to any service or business of BlackRock or any affiliate thereof, all of which are the exclusive and valuable property of BlackRock and its affiliates, other than information which is generally known in the industry in which such business is transacted or acquired from public sources; provided, however, that this


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

provision shall not preclude the Executive from the disclosure or use of information required to be disclosed by applicable law, rules or regulations or by court, governmental or regulatory agency order or decree.

            (e) Non-Disparagement. During the Term and at all times thereafter,
                -----------------
Executive shall refrain from any disparagement, direct or indirect, in whatever form, including, without limitation, innuendo, humor, satire or otherwise, of BlackRock, its affiliates, or any of their employees, agents, officers, directors or shareholders, provided, however, that this provision shall not apply to any conduct by the Executive which is isolated and non-continuous in nature and which has not been undertaken in bad faith.

            (f) Tangible Items. All files, records, documents, manuals, books,
                --------------
forms, reports, memoranda, studies, data, calculations, recordings, correspondence and all copies, abstracts and summaries of the foregoing and all physical items related to the business of BlackRock and its affiliates, other than merely personal items, whether of a public nature or not, and whether prepared by the Executive or not, are and shall remain the exclusive property of BlackRock and its affiliates and shall not be removed from their premises, except as required in the course of employment by BlackRock or an affiliate thereof, without the prior written consent of BlackRock, and the same shall be promptly returned by the Executive on the termination of the Executive's employment with BlackRock or an affiliate thereof or at any time prior thereto upon the request of BlackRock.

            (g) Cancellation of Previous Awards. Executive hereby acknowledges
                -------------------------------
and represents that Executive does not hold any equity-based awards with respect to BlackRock common stock or the right to acquire any equity in BlackRock pursuant to any equity award or plan, program or policy of BlackRock or PNC, other than the equity-based awards with respect to BlackRock common stock held by or granted to the Executive (i) in connection with his or her entering into this Agreement and the Shareholders Agreement or (ii) by reason of his or her participation in the Stock Plan, the Employee Stock Purchase Plan or the Long Term Deferred Compensation Plan (collectively, the "Equity Plans"). Executive further acknowledges and agrees that the equity-based awards with respect to BlackRock common stock held by or granted to the Executive (i) in connection with his or her entering into this Agreement and the Shareholders Agreement or
(ii) by reason of his or her participation in the Equity Plans shall supersede and replace any and all previous equity-based awards with respect to BlackRock common stock held by or granted to Executive.

      9.    BlackRock's and PNC's Covenants. In order to induce the
            -------------------------------
Executive to enter into this Agreement, BlackRock and PNC hereby covenant to the Executive that,


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

unless otherwise determined by BlackRock's CEO and a majority of the members of BlackRock's Management Committee, as provided in Section 5.6(b) of the Acquisition Agreement, the Management Committee of BlackRock will continue to manage the day-to-day operations of BlackRock.

     10.    Remedies.
            --------

            (a) The Executive acknowledges that the restrictions and agreements contained in this Agreement, including without limitation the periods of time and the unlimited geographic area, in view of the compensation and bonus payments payable to the Executive hereunder, the purchase price payable under the Acquisition Agreement, the international geographic scope and nature of the business in which BlackRock and its affiliates are or will be engaged, the Executive's knowledge and prospective knowledge of BlackRock's and its affiliates' clients, are reasonable and necessary to protect the legitimate interests of BlackRock, and that any violation of this Agreement will cause substantial and irreparable injury to BlackRock that would not be quantifiable and for which no adequate remedy would exist at law and agrees that injunctive relief, in addition to all other remedies, shall be available therefor. The period covered by any such injunction may extend beyond the periods described in
Section 8 hereof to the extent necessary to provide BlackRock the full benefit of length of time intended to be benefitted by those provisions notwithstanding any period of violation thereof by the Executive.

            (b) If BlackRock or an affiliate thereof proposes to terminate the Executive's employment for Cause or Good Reason, as determined by BlackRock's CEO and a majority of the members of Management Committee, or to allege a violation by the Executive of any provision of Section 8 hereof, BlackRock's CEO shall immediately notify the Executive of such fact in writing, specifying the action or conduct which resulted in such determination (the date on which such notice is given being hereinafter referred to as the "Notice Date"). Within 30 days, the Executive shall have the right to cure such action or conduct or to submit the determination of Cause or Good Reason, as the case may be, to binding arbitration in accordance with the Rules of the American Arbitration Association then in force. The award in any such arbitration proceedings shall be nonappealable except as provided in applicable arbitration statutes. If the Notice Date occurs prior to February 28, 2000, pending such cure or the results of such arbitration proceedings, all payments on the 7.5% PNC Notes due February 28, 2000 (the "Notes"), allocable to the Executive shall accrue, but shall not be paid. If: (i) within 30 days, the Executive fails to cure such action or conduct to the satisfaction of BlackRock's CEO and a majority of the members of Management Committee and fails to seek arbitration of such determination of Cause or Good Reason, the termination shall be treated as a termination for Cause or Good Reason as of such thirtieth day and, if the Notice Date occurs prior to February 28, 2000, the Executive shall forfeit the right to receive payment of interest and principal on any outstanding Notes; or (ii) the determination of Cause or Good Reason is upheld in arbitration, the termination shall be treated as a termination for Cause or Good Reason as of the date of such determination and, if the Notice Date occurs prior to February 28, 2000, the Executive shall forfeit the right to receive payment of interest and principal on any outstanding Notes; or (iii) the determination of Cause or Good Reason is overturned in arbitration, the termination shall be treated as a termination without Cause or Good Reason as of the date of such determination and, if the Notice Date occurs prior to February 28, 2000, the Executive shall not forfeit the right to receive payment of interest and principal on any outstanding Notes and any accrued but unpaid payments on the Notes shall be made if then due and owing. Nothing herein shall prevent BlackRock from terminating the Executive's employment in accordance with Section 6(c) hereof and treating such termination as a termination without Cause or Good Reason.

            (c) Breach of Section 9.
                -------------------

                (i) Notwithstanding anything to the contrary contained in the Shareholders Agreement, in the event of a breach of Section 9 hereof (as determined in accordance with Section 10(c)(ii) below), the restrictions on the shares of Class B Common Stock shall lapse on the earlier of the date the restrictions would otherwise have lapsed in accordance with the Shareholders Agreement and the date that is the first anniversary of the date that Section 9 hereof shall have been deemed to be breached. If the arbitration described in Section 10(c)(ii) below results in the determination that Section 9 hereof has not been breached, then the restrictions on the shares of Class B Common Stock shall remain in place and shall lapse in accordance with the terms of the Shareholders Agreement. The remedy provided by this Section 10(c)(i) shall be Executive's sole remedy for any breach of Section 9 hereof.

                (ii) If BlackRock's CEO and a majority of the members of the Management Committee seek to have a determination that Section 9 hereof has been breached, then BlackRock's CEO and a majority of the members of the Management Committee shall immediately notify the Board of Directors of BlackRock of such fact in writing and shall submit the determination of such breach to a committee (the "Independent Director Committee") comprising those individuals who constituted the "outside directors" of the Board of Directors of BlackRock immediately prior to the alleged breach of Section 9. The determination by the Independent Director Committee shall be binding on all parties. The members of the Independent Director Committee shall be reimbursed for all reasonable expenses incurred in connection with such Independent Director Committee (e.g.,
                                                                       ----
      travel expenses, retention of counsel, etc.) .

            (d) If BlackRock shall not have exercised any of its rights provided for in Sections 10(a) or 10(b) hereof with respect to a violation by the Executive of any provision of Section 8 hereof, PNC shall be able to obtain an injunction against such violation and shall be able to exercise all other rights and remedies provided to BlackRock under Sections 10(a) and 10(b) hereof.

      11.   Severability. It is the intent and understanding of each party
            ------------
hereto that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant, or promise shall not thereby be terminated but that it shall be deemed modified to the minimal extent necessary to make it enforceable by such court or agency and, if it cannot be so modified, that it shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such modification or amendment in any event to apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

      12.   Consent to Jurisdiction. Except as set forth in Section 10(b)
            -----------------------
hereof, each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and of any United States federal courts sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such New York or United States federal court. Each of the parties further agrees that service of any process, summons, notice or document by registered mail to such party's address set forth below shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in such courts and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in final judgment in any such action or proceeding shall be conclusive and may be enforced in another jurisdiction by suit on the judgment or in any other manner provided by law.

      13.   Notice. For the purposes of this Agreement, notices, demands and all
            ------
other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered to the Executive at:


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

                           ------------------------------
                           ------------------------------
                           ------------------------------

or to BlackRock at its principal executive offices to the attention of its CEO, or such other address as the parties may from time to time designate by written notice as herein provided.

      14.   Miscellaneous.
            -------------

            (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive, PNC and BlackRock. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by the parties which are not set forth expressly or referred to in this Agreement.

            (b) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York relating to contracts made and to be performed entirely therein.

            (c) Nothing contained herein shall be deemed to limit or restrict the powers and duties conferred or imposed upon the Board of Directors of BlackRock by applicable law.

      15.   Representation and Warranty. The Executive represents and warrants
            ---------------------------
to BlackRock and PNC that the Executive has read this Agreement, has consulted with his or her own advisers regarding the terms of this Agreement, and is fully aware of its content and of its legal effect, and that this is the Executive's legally valid and binding obligation.

      16.   Headings. The headings of the paragraphs herein are for convenience
            --------
only and shall have no significance in the interpretation of this Agreement.

      17.   Successors. This Agreement shall be binding upon and inure to the
            ----------
benefit of the parties hereto and their heirs, personal representatives and successors.

      18.   Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed to be an original and both of which together will constitute one and the same instrument.

      19.   Survival. Section 8, Section 10(a) and Section 12 hereof shall
            --------
survive the termination of this Agreement, in accordance with the terms of such Sections.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                            BlackRock, Inc.



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            PNC Bank Corp.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            Executive



                                            ------------------------------------
                                            Name:

                                                                       Exhibit A
                                                                       ---------

This exhibit sets forth BlackRock's intentions regarding the "non-compete" provisions contained in Section 8(a) of your employment agreement, which would preclude your associating, during the Non-Compete Term, with an enterprise that is engaged in a business that is substantially similar to BlackRock's business without BlackRock's prior written consent.

In determining whether to grant such consent, BlackRock will take into consideration not only the nature of the competitive activity engaged in by the prospective employer, but also the nature of the position that you would occupy with it. It is not BlackRock's intention to preclude you from undertaking employment under circumstances where your employment is in activities that are not themselves substantially similar to BlackRock's business and that otherwise do not present a competitive concern. In a particular case, therefore, BlackRock might condition its consent on the receipt of appropriate assurances from you or your prospective employer.

Notwithstanding the foregoing, it is impossible to foresee at this time all of the circumstances that might arise. BlackRock reserves all of its rights under the employment agreement until specific circumstances are presented for its consideration.


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